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                                                                     EXHIBIT 5.1


                           MORGAN, LEWIS & BOCKIUS LLP
                                ONE OXFORD CENTRE
                       PITTSBURGH, PENNSYLVANIA 15219-1417


December 10, 1999



FreeMarkets, Inc.
22nd Floor, One Oliver Plaza
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222


Re:  Form S-8 Registration Statement

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and the regulations thereunder.

The Registration Statement relates to an aggregate of 15,158,180 shares of Common Stock, par value $.01 per share (the "Common Stock"), of FreeMarkets. Inc. (the "Company") which will be issued pursuant to the 1996 Stock Incentive Plan, the Amended and Restated Stock Incentive Plan and the Employee Stock Purchase Plan (together, the "Plans"). We have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, minutes and such other documents, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock originally issued by the Company to eligible participants through the Plans, when issued and delivered as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ MORGAN, LEWIS & BOCKIUS LLP